SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

SERENA SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This filing consists of information presented to the Company’s customers regarding the proposed merger.

Copyright ©2005, SERENA Software, Inc. All Rights Reserved Serena Customer Update Mark Woodward, President and CEO November 11, 2005

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
Some important news from Serena!
Serena to be acquired by Silver Lake for $1.2 billion+, financed by a combination of debt and equity
Stockholders to receive $24.00 in cash per share and convertible notes to be exchanged at same price on an as-converted to common stock basis
Transaction expected to close during Q1 FY07, subject to
shareholder approval, regulatory approvals and other customary closing conditions, including receipt of debt financing
No expected changes to Serena products, services, management team, organizational structure or strategy
Enables Serena greater flexibility in executing our Change
Governance vision

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
What does this mean to customers?
Expect same winning team to serve you
Ongoing commitment and investment in products and services
Increased flexibility in meeting your long-term needs
All agreements to remain in force
Gaining a world-class partner

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
Who is Silver Lake Partners?
World’s preeminent private equity firm focused
exclusively on technology
Major new partner with a shared commitment to build the
company
– Maximize potential of opportunities ahead
– Gain access to world class expertise, resources and network
Committed to the Serena vision, markets and technology
Backing up their belief by making substantial investment
in Serena’s future

AVAGO TECHNOLOGIES

SUNGARD

THOMSON

Seagate

UGS

Gartner

FLEXTRONICS

NASDAQ

INSTINET

MCI

Ameritrade

Business Objects

NETWORK GENERAL

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
• Leading pure-play online brokerage
$900 million
~$65 billion combined revenues, ~270,000 combined employees in 100+ countries
Annual
Revenues
• Leading disc drive maker
$6.0 billion
• Leading electronics manufacturing services (EMS) provider $16.0 billion
• Leading provider of enterprise and mass markets voice and data communications services
$23.0 billion (B)
Company Description
• Leading business intelligence software provider $1.0 billion
Portfolio
Company
(a)
$850 million
• Leading provider of IT research products
Silver Lake has invested in dynamic companies operating globally in critical sectors of the technology economy
(a) Pending transaction
(b) Former portfolio companies
• Leading provider of network and application management solutions $200 million
• Leading provider of electronic trading solutions and execution services
$400 million (a)
• Leading provider of product lifecycle management (PLM) solutions
$1.0 billion
$3.6 billion
• Leading provider of software and processing solutions for financial institutions and of information availability services
$9.0 billion • Leading provider of digital media services for media companies
• Leading U.S. electronic stock exchange $600 million
(formerly Agilent SPG)
$2.0 billion (a)
• Leading supplier of advanced semiconductor components, modules, and subsystems

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
When will everything take place?
Serena and Silver Lake have signed a definitive agreement
Target deal closing is Q1 FY07
Proxy statement to all shareholders
Certain regulatory approvals are required
– Clear HSR
– Proxy review by SEC
Shareholder meeting and vote on approval of transaction

Copyright ©2005, SERENA Software, Inc. All Rights Reserved Questions?

Copyright ©2005, SERENA Software, Inc. All Rights Reserved
Additional Information and Where to Find It
In connection with the proposed merger, Serena will file a proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS
ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT
BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT
INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Serena at the Securities and
Exchange Commission’s Web site at http://www.sec.gov .  The proxy statement and other relevant documents may also be obtained for free from Serena by directing such request to Serena Investor Relations, 2755 Campus Drive, 3rd Floor, San Mateo,
California 94403-2538, USA, telephone: (650) 522-6600.
Serena and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information regarding the interests of such directors and executive officers is included in Serena’s
Proxy Statement for its 2005 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 24, 2005, and information concerning all of
Serena’s participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s Web sit
e at http://www.sec.gov
and from Serena Investor Relations, 2755 Campus Drive, 3rd
Floor, San Mateo, California 94403-2538, USA, telephone: (650) 522-6600.